EX-99.B6(i)

                      RESTATED ARTICLES OF INCORPORATION
                                      OF
                   EQUITABLE LIFE INSURANCE COMPANY OF IOWA


TO THE SECRETARY OF STATE
STATE OF IOWA:

AND

COMMISSIONER OF INSURANCE
OF THE STATE OF IOWA

Pursuant to the provisions of Sections 490.1003, 490.1007 and 508.2 the Code of Iowa, the undersigned corporation adopts the following Restated Articles of Incorporation:

I.  The name of the corporation is Equitable Life Insurance Company of Iowa

II. The following are the Restated Articles of Incorporation of Equitable Life Insurance Company of Iowa.

                                  ARTICLE I
                             NAME OF CORPORATION
                             ____________________

The name of the Corporation is Equitable Life Insurance Company of Iowa.

                                  ARTICLE II
                         PRINCIPAL PLACE OF BUSINESS
                         ____________________________

The principal place of business of the Corporation is located in the City of Des Moines, Polk County, Iowa.

                                 ARTICLE III
                              PURPOSE AND POWERS
                              __________________

     SECTION 1. The purpose of the Corporation is to engage in a general life, health and accident insurance and annuity business relating to the life and health of persons and to provide all services which insurance companies are now or hereafter may be permitted to provide by the Constitution and the laws of the State of Iowa.

     SECTION 2. The Corporation shall have all the rights, powers and privileges which are necessary or convenient to effect its purpose and which are not specifically forbidden by the Constitution and laws of the State of Iowa governing the conduct of insurance companies. In furtherance, but not in limitation of such general powers and the purpose hereinbefore stated, the Corporation is empowered to issue policies on an individual or a group basis on either the participating or nonparticipating plans providing for fixed or variable benefits on such terms as the Board of Directors may direct; to accept and to cede reinsurance of such risks; and to receive and execute trusts, including the power to hold in trust the proceeds of any policies issued by it or to enter into contracts for the disposition of the said proceeds.

                                  ARTICLE IV
                                CAPITAL STOCK
                                ______________

The authorized Capital Stock of the Corporation shall be Seven Million Five Hundred Thousand Dollars consisting of seven million five hundred thousand shares of Common Stock of the par value of One dollar each, to be issued in accordance with the laws of Iowa at such times and in such amounts as the Board of Directors shall determine.

                                  ARTICLE V
                              TERM OF EXISTENCE
                              __________________

The Corporation shall have perpetual existence.

                                  ARTICLE VI
                                   DIRECTORS
                                  __________

     SECTION 1. The affairs of the Corporation shall be managed by a Board of Directors consisting of not less than five (5) nor more than twenty-one (21) persons elected by the stockholders at the annual meeting. The number to be elected may be determined by a resolution of the stockholders, but in the absence of such resolution there shall be elected the number of directors that were elected at the previous annual meeting.

     SECTION 2. The term of office of each director shall be until the next annual meeting of stockholders and until his successor, if any, is elected and qualified, but it shall not extend beyond the annual meeting of stockholders next following the date he attains age 70, except that for officer-directors the term as a director shall terminate on the date he retires as an active officer of the Corporation.

     SECTION 3. The holder or holders, jointly or severally, of not less than one-fifth of the shares of the capital stock shall be entitled to nominate persons for election to the Board of Directors. There shall be elected, to the extent that the total number to be elected is divisible, such proportionate number from the persons so nominated as the shares of stock held by persons making such nominations bear to the whole number of shares issued; provided that the holder or holders of a minority of the shares of stock shall be entitled to elect only one-fifth, disregarding fractions, of the total number of directors to be elected for each full one-fifth of the entire capital stock of the Corporation so held by them; and provided further, that this section shall not be construed to prevent the holders of a majority of the shares of stock of the Corporation from electing the majority of its directors, or from electing all of the directors in the event that there are no other nominees in accordance with the requirements of this section.

                                 ARTICLE VII
         INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS
         ____________________________________________________________

     SECTION 1. In the manner and to the fullest extent permitted by the Iowa Business Corporation Act as the same now exists or may hereafter be amended, the Corporation shall indemnify directors, officers, employees and agents and shall pay or reimburse them for reasonable expenses in any proceeding to which said person is or was a party.

     SECTION 2. A director of this Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of any duty of the Director of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the Director derived an improper personal benefit, or (iv) under Section
490.833 of the Iowa Business Corporation Act for assenting to or voting for an unlawful distribution. If Chapter 490 of the Code of Iowa, is subsequently amended to authorize corporate action further eliminating or limiting personal liability of directors, then the liability of a director to the Corporation shall be eliminated or limited to the fullest extent permitted by Chapter 490 of the Code of Iowa, as so amended. Any repeal or modification of the provisions of this Article shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     SECTION 3. Any repeal or modification of the provisions of this Article VII shall not adversely affect any right or protection of a director, officer, employee or agent of the Corporation existing at the time of such repeal or modification.

                                 ARTICLE VIII
                             EXEMPTION FROM DEBTS
                             ____________________

The private property of the stockholders shall not in any event be subject to the debts of the Corporation.

                                  ARTICLE IX
                      CONFLICT OF INTEREST TRANSACTIONS
                      __________________________________

Transactions by certain directors, officers or shareholders are governed by the following provisions:

     1. Except as otherwise provided by law, no contract or other transaction between this Corporation and any person, firm, association or other corporation shall be affected or invalidated by the fact that any director, officer or shareholder of this Corporation is a party to or otherwise interested in such contract or transaction or in any way connected with any such person.

     2. Except as otherwise provided by law, every director, officer or shareholder of this Corporation is hereby relieved from any liability that might otherwise exist by reason of contracting with this Corporation for the benefit of himself or any other person, firm, association or corporation in which he may be in any way interested.

     3. Any such director of this Corporation may be counted in determining the existence of a quorum at any meeting of the Board of Directors which will authorize or confirm any contract or transaction between this Corporation and any person, firm, association or other corporation and may vote thereat with like force and effect as if he were not so interested or connected with such person, firm, association or other corporation.

                                  ARTICLE X
                                    BYLAWS
                                    ______

Bylaws may be adopted for the Corporation by the Board of Directors and/or by the Shareholders in lawful and proper meeting assembled. Any and all Bylaws adopted by the Shareholders shall be superior to and shall prevail over Bylaws adopted by the Board of Directors.

                                  ARTICLE XI
                                     SEAL
                                     ____

The Corporation shall have a seal.

III. The duly adopted Restated Articles of Incorporation supersede the original Articles of Incorporation and all amendments to them.

IV. These Restated Articles of Incorporation amend the previously filed Amended and Substituted Articles of Incorporation requiring shareholder approval. The Restated Articles of Incorporation were approved by the shareholders. The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the Restated Articles of Incorporation, and the number of votes of each voting group indisputably represented at the meeting is as follows:

                                VOTES ENTITLED
DESIGNATION      SHARES          TO BE CAST ON    VOTES REPRESENTED
OF GROUP       OUTSTANDING     RESTATED ARTICLES     AT MEETING
-----------  -------------  --------------------  -----------------

Common           5,000,300             5,000,300          5,000,300



     The total number of undisputed votes case for these Restated Articles of Incorporation by each voting group was:


                  VOTING           VOTES
                  GROUP             FOR
------------------------  --------------

                  Common       5,000,300



     The number of votes cast for the restated articles of incorporation by each voting group was sufficient for approval by that voting group.


Dated at Des Moines, Iowa, this  25 day of     January, 1995.



                                 EQUITABLE LIFE INSURANCE COMPANY OF IOWA

                                 /S/ FREDERICK S. HUBBELL
                                 ________________________________________
                                 FREDERICK S. HUBBELL, PRESIDENT


(SEAL)                           /S/ JOHN A. MERRIMAN
                                 ________________________________________
                                 JOHN A. MERRIMAN, SECRETARY



STATE OF IOWA           )
                        ) ss:
COUNTY OF POLK          )

     On this  25 day of       January, 1995, before me, the undersigned, a
Notary Public in and for the state of Iowa, personally appeared Frederick S. Hubbell and John A. Merriman, to me personally known, who, being by me duly sworn, did say that they are the President and Secretary respectively, of said corporation executing the within and foregoing instrument to which this is attached, that the seal affixed thereto is the seal of said corporation; that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors; and that the said Frederick S. Hubbell and John A. Merriman as such officers acknowledged the execution of said instrument to be the voluntary act and deed of said corporation, by it and by them voluntarily executed.

                                       /S/Janet K. Altes
                                       ___________________________________
                                       Notary Public in and for said
                                       County and State


The foregoing Restated Articles of Incorporation of Equitable Life Insurance Company of Iowa have been submitted to the undersigned each thereof for examination and found by us to be in accordance with the provisions of Chapter 508 and Chapter 490 of the Code of Iowa, as amended, and the Constitution and laws of the United States and the Constitution and the laws of the State of Iowa, and the same are hereby approved by the undersigned Commissioner of Insurance of the State of Iowa, and the undersigned Attorney General of the State of Iowa, on the dates set opposite our respective names.

                                          Commissioner of Insurance
                                          of the State of Iowa

DATED:         2-9        , 1995          By:/S/ Robert L. Howe
      ____________________                   _______________________________

                                          Attorney General
                                          of the State of Iowa

DATED:         2-6        , 1995          By:/S/ Scott M. Galenbeck
      ____________________                   _______________________________